UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2019

TP Flexible Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

 10 East 40th Street, 42nd Floor

New York, New York 10016

(Address of principal executive offices)

(212) 448-0702

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 31, 2019 and concurrently with the closing of the merger (the “Merger”) of Pathway Capital Opportunity Fund, Inc. (“PWAY”) with and into Triton Pacific Investment Corporation, Inc. (the “Company”), the Company, as the combined surviving entity renamed as TP Flexible Income Fund, Inc., entered into the following material agreements:

●	Investment Advisory Agreement (the “New Advisory Agreement”) between the Company and Prospect Flexible Income Management, LLC, the Company’s new investment adviser (the “New Adviser”);

●	Expense Limitation Agreement (the “ELA”) between the Company and the New Adviser;

●	Amended and Restated Dealer Manager Agreement (the “Amended Dealer Manager Agreement”) between the Company and Triton Pacific Securities, LLC (the “Dealer Manager”); and

●	Administration Agreement (the “New Administration Agreement”) between the Company and Prospect Administrator LLC (“Prospect Administration”).

Each of these agreements is discussed in greater detail below.

New Investment Advisory Agreement

The New Advisory Agreement replaced the existing investment advisory agreement, dated as of October 12, 2012 (the “Prior Advisory Agreement”), by and between the Company and Triton Pacific Adviser, LLC, the Company’s former investment adviser (the “Former Adviser”). Under the New Advisory Agreement, the Company will pay the New Adviser a fee for its services under the New Advisory Agreement consisting of two components—a base management fee and an incentive fee.

Base Management Fee. The base management fee will be calculated at an annual rate of 1.75% (0.4375% quarterly) of the Company’s average total assets, which will include any borrowings for investment purposes. For the first quarter of the Company’s operations commencing with the date of the New Advisory Agreement, the base management fee will be calculated based on the average value of the Company’s total assets as of the date of the New Advisory Agreement and at the end of the calendar quarter in which the date of the New Advisory Agreement falls, and will be appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Subsequently, the base management fee will be payable quarterly in arrears, and will be calculated based on the average value of the Company’s total assets at the end of the two most recently completed calendar quarters, and will be appropriately adjusted for any share issuances or repurchases during the then-current calendar quarter. Base management fees for any partial month or quarter will be appropriately pro-rated. At the New Adviser’s option, the base management fee for any period may be deferred, without interest thereon, and paid to the New Adviser at any time subsequent to any such deferral as the New Adviser determines.

The incentive fee consists of two parts: (1) the subordinated incentive fee on income and (2) the capital gains incentive fee.

Subordinated Incentive Fee on Income. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter. For purposes of this fee, “pre-incentive fee net investment income” means interest income, dividend income and distribution cash flows from equity investments and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receive) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses reimbursed under the New Advisory Agreement and the New Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the organization and offering expenses and subordinated incentive fee on income). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The subordinated incentive fee on income will be subject to a quarterly fixed preferred return to investors, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, of 1.5% (6.0% annualized), subject to a “catch up” feature. Operating expenses are included in the calculation of the subordinated incentive fee on income.

The Company will pay the New Adviser a subordinated incentive fee on income for each calendar quarter as follows:

●	No incentive fee will be payable to the New Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the preferred return rate of 1.5%.

●	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than or equal to 1.875% in any calendar quarter (7.5% annualized). We refer to this portion of the Company’s pre-incentive fee net investment income (which exceeds the preferred return but is less than or equal to 1.875%) as the “catch-up.” The effect of the “catch-up” provision is that, if the Company’s pre-incentive fee net investment income reaches 1.875% in any calendar quarter, the New Adviser will receive 20.0% of the Company’s pre-incentive fee net investment income as if a preferred return did not apply.

●	20.0% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.875% in any calendar quarter (7.5% annualized) will be payable to the New Adviser. This reflects that once the preferred return is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter will be allocated to the New Adviser.

Capital Gains Incentive Fee. The second part of the incentive fee, which is referred to as the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the New Advisory Agreement, as of the termination date), and equals 20.0% of the Company’s realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the New Adviser, the Company will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in the Company’s portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which may be asserted against a portfolio company arising from the Company’s participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for the Company’s calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.0% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception. Operating expenses are not taken into account when determining capital gains incentive fees.

The New Advisory Agreement will remain in effect initially for two years, and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the board of directors of the Company (the “Board”), or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the members of the Board who are not parties to the New Advisory Agreement, or “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Company Act”), of any such party. The New Advisory Agreement will automatically terminate in the event of its assignment. As required by the Company Act, the New Advisory Agreement provides that the Company may terminate the New Advisory Agreement without penalty upon 60 days’ written notice to the New Adviser. The New Adviser may voluntarily terminate the New Advisory Agreement upon 120 days’ notice prior to termination and must pay all expenses associated with its termination.

The New Advisory Agreement was approved by the Board on August 17, 2018 and by the Company’s stockholders at a meeting held on March 15, 2019.

The foregoing description of the New Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the New Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Expense Limitation Agreement

Pursuant to the ELA, the New Adviser, in its sole discretion, may waive a portion or all of the investment advisory fees that it is entitled to receive pursuant to the New Advisory Agreement in order to limit the Company’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of the Company’s average quarterly net assets, equal to 8.00% (the “Annual Limit”).  For purposes of the ELA, the term “Operating Expenses” with respect to the Company, is defined to include all expenses necessary or appropriate for the operation of the Company, including but not limited to the New Adviser’s base management fee, any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of the Company as the same are filed with the SEC and other expenses described in the New Advisory Agreement, but does not include any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses. Upfront shareholder transaction expenses (such as sales commissions, dealer manager fees, and similar expenses) are not Operating Expenses.

Any amount waived pursuant to the ELA is subject to repayment to the New Adviser (an “ELA Reimbursement”) by the Company within the three years following the end of the quarter in which the waiver was made by the New Adviser. If the ELA is terminated or expires pursuant to its terms, the New Adviser maintains its right to repayment for any waiver it has made under the ELA, subject to the Repayment Limitations (discussed below).

Any ELA Reimbursement can be made solely in the event that the Company has sufficient excess cash on hand at the time of any proposed ELA Reimbursement and shall be limited to the lesser of (i) the excess of the Annual Limit applicable to such quarter over the Company’s actual Operating Expenses for such quarter and (ii) the amount of ELA Reimbursement which, when added to the Company’s expenses for such quarter, permits the Company to pay the then-current aggregate quarterly distribution to its shareholders, at a minimum annualized rate of at least 6.00% (based on the gross offering prices of Company shares) (the “Distribution”) from the sum of (x) the Company’s net investment income (loss) for such quarter plus (y) the Company’s net realized gains (losses) for such quarter (collectively, the “Repayment Limitations”). For the purposes of the calculations pursuant to (i) and (ii) of the preceding sentence, any ELA Reimbursement will be treated as an expense of the Company for such quarter, without regard to the treatment of such expense under generally accepted accounting principles for investment companies.  In the event that the Company is unable to make a full payment of any ELA Reimbursements due for any applicable quarter because the Company does not have sufficient excess cash on hand, any such unpaid amount shall become a payable of the Company for accounting purposes and shall be paid when the Company has sufficient cash on hand (subject to the Repayment Limitations); provided, that in the case of any ELA Reimbursements, such payment shall be made no later than the date that is three years following the end of the quarter in which the applicable waiver was made by the New Adviser.

The ELA was approved by the Board on August 3, 2018.

The foregoing description of the ELA, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the ELA, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amended Dealer Manager Agreement

The Amended Dealer Manager Agreement replaced the existing dealer manager agreement between the Company and the Dealer Manager. The Amended Dealer Manager Agreement is substantially similar to the prior dealer manager agreement, except that the fees payable to the Dealer Manager will be reduced to up to 6% (from 10%) of gross proceeds raised in the offering, some of which will be re-allowed to other participating broker-dealers. The Dealer Manager is an affiliated entity of the Former Adviser and TFA Associates, LLC, the Company’s former administrator (“TFA”), and is partially owned by one of the Company’s directors, Craig Faggen.

The Amended Dealer Manager Agreement was approved by the Board on March 27, 2019.

The foregoing description of the Amended Dealer Manager Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Amended Dealer Manager Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

New Administration Agreement

The New Administration Agreement replaced the existing administration agreement, dated as of July 27, 2012 (the “Prior Administration Agreement”), by and between the Company and TFA.

Pursuant to the New Administration Agreement, Prospect Administration, among other things, will provide (or oversee, or arrange for the provision of) administrative services and facilities for the Company. For providing these services, the Company will reimburse Prospect Administration for its allocable portion of overhead incurred by Prospect Administration in performing its obligations under the New Administration Agreement, including rent and its allocable portion of the costs of the Company’s chief financial officer and chief compliance officer and their respective staffs and other administrative support personnel. Under the New Administration Agreement, Prospect Administration will furnish the Company with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration will also perform, arrange, or oversee the performance of, the Company’s required administrative services, which include, among other things, being responsible for the financial records that the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, Prospect Administration will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally oversee the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. After identifying those whole and partial portions of the Company’s internal and external costs and expenses incurred by Prospect Administration to provide administrative services to the Company (e.g., personnel (compensation and overhead), infrastructure, vendors, etc.) and that are reimbursable under the New Administration Agreement, Prospect Administration will allocate to the Company all such costs and expenses not previously reimbursed to Prospect Administration by the Company. The Company’s payments to Prospect Administration for these allocated costs and expenses are periodically reviewed by the Board, which oversees the allocation of the foregoing costs and expenses. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Prospect Administration is an affiliate of the New Adviser.

Prospect Administration will have the authority to engage sub-administrators in connection with its provision of administrative services to the Company. TFA is expected to serve as such a sub-administrator; provided, however, that Prospect Administration shall remain responsible to the Company with respect to its duties and obligations set forth in the New Administration Agreement. Accordingly, under a separate sub-administration services agreement, Prospect Administration expects to delegate certain administrative functions to TFA, at a maximum annual rate, payable by the Company, not to exceed $200,000. TFA, at the Company’s expense, expects to further delegate certain administrative functions to SS&C Technologies, Inc.

The New Administration Agreement was approved by the Board on August 3, 2018.

The foregoing description of the New Administration Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the New Administration Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger on March 31, 2019, the Company terminated each of the Prior Advisory Agreement and the Prior Administration Agreement. In addition, the Investment Sub-Advisory Agreement dated as of July 24, 2014 (the “Sub-Advisory Agreement”) between the Former Adviser and ZAIS Group, LLC (the “Former Sub-Adviser”) terminated automatically in accordance with its terms upon the termination of the Prior Advisory Agreement.

Under the Prior Advisory Agreement, the Company paid the Former Adviser a base management fee of 2.0% of the Company’s average gross assets and an incentive fee based on the Company’s performance. The incentive fee under the Prior Advisory Agreement was similar to the incentive fee under the New Advisory Agreement, except that, among other things, there was no income incentive fee payable under the Prior Advisory Agreement.

The material terms of the Prior Administration Agreement are substantially similar to the terms and conditions of the New Administration Agreement described under the heading “New Administration Agreement” in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. There were no early termination penalties payable by the Company as a result of the termination of the Prior Administration Agreement. Pursuant to the Sub-Advisory Agreement, the Former Sub-Adviser was paid management fees and incentive fees based on the average gross assets and performance of the portfolio managed by the Former Sub-Adviser.

The Former Adviser and TFA are both affiliated entities one of the Company’s directors, Craig Faggen.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 31, 2019, the Company completed its previously announced merger with PWAY, pursuant to that certain Agreement and Plan of Merger dated as of August 10, 2018 and as amended and restated as of February 12, 2019 (the “Merger Agreement”), between the Company and PWAY. Pursuant to the Merger Agreement, PWAY merged with and into the Company, with the Company as the combined surviving corporation.

In accordance with the terms of the Merger Agreement, at the time of the transactions contemplated by the Merger Agreement, each outstanding share of PWAY’s Class A common stock was converted into the right to receive 1.2848 shares of the Company’s Class A common stock and each outstanding share of PWAY’s Class I common stock was converted into the right to receive 1.2884 shares of the Company’s Class A common stock. As a result, the Company will issue an aggregate of approximately 775,131.35 shares of its Class A common stock to former PWAY stockholders.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 4(b) to the Pre-Effective Amendment No. 1 to the Joint Proxy Statement and Registration Statement on Form N-14 filed by the Company on February 12, 2019 (File No. 333-226811) and is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on March 15, 2019, the Company’s stockholders elected the following persons to serve as the members of the Board effective upon the closing of the Merger: Craig Faggen, M. Grier Eliasek, Andrew Cooper, William Gremp and Eugene Stark.

In addition, concurrently with the closing of the Merger, Craig Faggen and Michael Carroll resigned as the Company’s Chief Executive Officer and Chief Financial Officer, respectively. Effective upon consummation of the Merger, M. Grier Eliasek was appointed as the Company’s Chief Executive Officer and President, and Kristin Van Dask was appointed as the Company’s as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary. Information regarding Mr. Eliasek and Ms. Van Dask is set forth below.

Mr. Eliasek, 45, has been the Chairman of the board of directors and Chief Executive Officer and President of PWAY since its inception. Mr. Eliasek also currently serves as President and Chief Operating Officer of the New Adviser, as a Managing Director of Prospect Administration, as President, Co-Founder and Chief Operating Officer of Prospect Capital Corporation, as President and Chief Operating Officer of Priority Senior Secured Income Management LLC and as Chairman of the Board of Directors, Chief Executive Officer and President of Priority Income Fund, Inc. He also serves on the board of directors for Prospect Capital Corporation and leads each of Prospect Capital Management L.P.’s investment committees in the origination, selection, monitoring and portfolio management of investments. Prior to joining Prospect Capital Management in 2004, Mr. Eliasek served as a Managing Director with Prospect Street Ventures, an investment management firm which, together with its predecessors, invested in various investment strategies through publicly traded closed-end funds and private limited partnerships. Prior to joining Prospect Street Ventures, Mr. Eliasek served as a consultant with Bain & Company, a global strategy consulting firm. Mr. Eliasek received his MBA from Harvard Business School and his Bachelor of Science degree in Chemical Engineering with Highest Distinction from the University of Virginia, where he was a Jefferson Scholar and a Rodman Scholar.

Ms. Van Dask, 39, has served as PWAY’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary since April 2018. Ms. Van Dask also currently serves as the Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of Pathway Capital Opportunity Fund Management, Priority Senior Secured Income Management, Priority Income Fund and Prospect Capital Corporation, which positions she has held since April 2018. Prior to joining the accounting department of Prospect Administration, Ms. Van Dask served in the Structured Finance Division of GSC Group LLC, a registered investment adviser specializing in credit-based alternative investment strategies. Ms. Van Dask was an Accounting Manager responsible for the accounting and financial reporting of private equity and hedge funds invested in a diverse series of leveraged structured credit instruments. From 2002 to 2007, Ms. Van Dask held various positions within the Assurance practice of Ernst & Young LLP, working on a variety of privately held and publicly traded clients, private equity funds, management companies, and investment advisory partnerships. She was responsible for the supervision of financial statement audits for funds with portfolios ranging up to $10 billion and a publicly traded company with manufacturing revenues of over $8 billion. In 2001, Ms. Van Dask began her public accounting career at Arthur Andersen LLP. Ms. Van Dask holds a BS magna cum laude from Towson University and is a Certified Public Accountant in the state of New York.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Eliasek or Ms. Van Dask reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Merger

Effective upon the consummation of the Merger, the Board approved Articles of Merger to effectuate the Merger under Maryland law and to change the name of the Company from “Triton Pacific Investment Corporation, Inc.” to “TP Flexible Income Fund, Inc.”

On March 29, 2019, the Articles of Merger were filed with State Department of Assessments and Taxation of Maryland and became effective at 11:59 p.m., Eastern Time, on March 31, 2019. The Articles of Merger are attached hereto as Exhibit 3.1.

Amendment No. 1 to Amended and Restated Bylaws

On March 27, 2019, the Board approved Amendment No. 1 to the Company’s Amended and Restated Bylaws (the “Bylaws”) to change (i) the Company’s name in the Bylaws to TP Flexible Income Fund, Inc., and (ii) the Company’s fiscal year end to June 30 from December 31, effective upon consummation of the Merger.

As a result of the change to the Company’s fiscal year end to June 30 from December 31, effective upon consummation of the Merger, the Company’s fiscal year end for 2019 will be June 30, 2019. Although the Company will be the surviving corporation in the Merger, PWAY is the accounting survivor in connection with the Merger and its historical financial statements will be included in reports the Company files with the SEC. Accordingly, the Board changed the Company’s fiscal year end in the Bylaws to make it consistent with the fiscal year end historically used by PWAY.

Amendment No. 1 to the Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing, among other things, the closing of the Merger. The press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act , as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company and PWAY. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Any such statements, other than statements of historical fact, are highly likely to be affected by unknowable future events and conditions, including elements of the future that are or are not under the control of the Company or PWAY and that the Company and/or PWAY may or may not have considered. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired. The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)

Pro Forma Financial Information. The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated February 12, 2019, between the Registrant and Pathway Capital Opportunity Fund, Inc. (Filed as Annex A to the Registrant’s Amendment No. 1 to Registration Statement on Form N-14 (SEC File No. 333-226861) filed with the SEC on February 13, 2019)**
3.1	Articles of Merger between the Registrant and Pathway Capital Opportunity Fund, Inc.*
3.2	Amendment No. 1 to Amended and Restated Bylaws of the Registrant*
10.1	Investment Advisory Agreement dated March 31, 2019, by and between the Registrant and Prospect Flexible Income Management, LLC*
10.2	Expense Limitation Agreement dated March 31, 2019, by and between the Registrant and Prospect Flexible Income Management, LLC*
10.3	Amended and Restated Dealer Manager Agreement dated March 31, 2019, by and between the Registrant and Triton Pacific Securities, LLC*
10.4	Administration Agreement dated March 31, 2019 between the Registrant and Prospect Administrator LLC*
99.1	Press Release dated April 1, 2019*
*	Filed herewith.
**	Incorporated by reference to previously filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2019	TP Flexible Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek
Chief Executive Officer
(Principal Executive Officer)